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                                                                    EXHIBIT 99.3

                [GREENPOINT MORTGAGE FUNDING, INC. LETTERHEAD]


                                 March 30, 2001


TO ALL PARTIES LISTED ON SCHEDULE A
ATTACHED HERETO:


            RE: GreenPoint Home Equity Loan Trust (Series 2000-1); Annual Statement as to Compliance by the Issuer
                 -----------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 3.9 of the Pooling Agreement and Indenture with respect to the above-referenced offering and in compliance with the requirements of TIA
Section 314(a)(4), the undersigned officer of GreenPoint Mortgage Funding, Inc. (as "Manager") hereby certifies as to the following:

     1. a review of the activities of the Issuer and its performance under the Indenture during the preceding fiscal year since the inception of the trust has been made under the direct supervision of the undersigned officer; and

     2. to the best knowledge of the undersigned officer, based on such review, the Issuer has fulfilled all of its material obligations under the Indenture throughout the applicable period, and there has been no known default in the fulfillment of the Issuer's material obligations throughout such period.

                                               Very truly yours

                                               GREENPOINT HOME EQUITY
                                               LOAN TRUST (Series 2000-1);

                                               By:  GREENPOINT MORTGAGE FUNDING,
                                                    INC., as Manager

                                               /s/ Nathan Hieter
                                               -------------------------------
                                               Nathan Hieter
                                               Vice President
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                                   SCHEDULE A

Bankers Trust Company of California, N.A.
1761 East St. Andrew Place
Santa Ana, CA  92705
Attn: Corporate Trust Office

Ambac Assurance Structured Finance
One State Street Plaza
New York, NY  10022-4834
Attn: Managing Director

Moody's Investor's Service, Inc.
99 Church Street
New York, NY  10004

Standard & Poor's, a division of the McGraw-Hill Companies, Inc.
55 Water Street
New York, NY  10041
Attn: Asset-Backed Surveillance Department

Federal Home Loan Mortgage Corporation
8200 Jones Branch Drive
McLean, VA  22102
Attn: Vice President, Structured Finance

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT  06830